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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

ZENEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZENEX INTERNATIONAL, INC.
14220 S. Meridian Ave.
Oklahoma City, Oklahoma 73173

To the Shareholders of Zenex International, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Zenex International, Inc. to be held on Tuesday, June 7, 2005 at our corporate offices, 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173, commencing at 10:00 a.m., local time. We look forward to personally greeting as many of our shareholders as possible at the meeting.

The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on our operations will be presented at the meeting, followed by a question-and-answer and discussion period.

We know that most of our shareholders are unable to attend the Annual Meeting in person. We solicit proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date, and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

Thank you for your continued interest in Zenex International, Inc.

Very truly yours,

Ron Carte
Chairman of the Board, President and
Chief Executive Officer

Enclosures

April 30, 2005

ZENEX INTERNATIONAL, INC.
14220 S. Meridian Ave.
Oklahoma City, Oklahoma 73173

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2005

To the Shareholders of:

ZENEX INTERNATIONAL, INC.

Zenex International, Inc. (“We” or the “Company”) will hold an Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, June 7, 2005 at our corporate offices, 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173, commencing at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors, each to serve for a term of one year;

(2)	To ratify and approve the selection of Sutton Robinson Freeman & Co., P.C., as the independent auditors for Zenex International, Inc. for 2005; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 18, 2005, as the record date for the Annual Meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournment thereof.

We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.

By Order of the Board of Directors

Debra G. Morehead
Secretary

April 30, 2005

EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

ZENEX INTERNATIONAL, INC.
14220 S. Meridian Ave.
Oklahoma City, Oklahoma 73173

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2005

We are furnishing this Proxy Statement and accompanying Annual Report in connection with the solicitation of proxies by our Board of Directors to be used at the 2005 Annual Meeting holders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders, and at any and all adjournments of said meeting. Unless the context otherwise requires, all references to “we” and “us” refer to Zenex International, Inc. and its subsidiaries.

We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning April 30, 2005.

Who is entitled to vote?  Only the holders of outstanding shares of our common stock of record at the close of business on April 18, 2005, are entitled to receive notice of and to vote at the Annual Meeting. On the record date, we had outstanding 48,737,921 shares of our common stock. Each share is entitled to one vote.

What is a quorum?  The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. Abstentions and broker non-votes will be treated as present at the Annual Meeting for the purposes of determining a quorum. A broker non-vote occurs when a record owner holding shares for a beneficial owner does not vote on a particular proposal because the record owner does not have discretionary voting power under the applicable rules of the NASD with respect to such shares, and the record owner has not received instructions from the beneficial owner.

Election of Directors.  If a quorum is present, the election of directors will require a plurality of the votes cast by the Shareholders entitled to vote thereon, present in person or represented by proxy.

You may, with respect to the election of directors:

•	vote for the election of all nominees named herein;

•	withhold authority to vote for all such nominees; or

•	vote for the election of all such nominees other than any nominees with respect to whom the vote is specifically withheld by indicating in the space provided on the proxy.

Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

Ratification of independent auditors.  The ratification of the selection of Sutton Robinson Freeman & Co., P.C. requires the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting. Therefore, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote against the approval of the approval of Sutton Robinson Freeman & Co., P.C. as our independent auditor. Broker non-votes will not be counted in tabulating the votes cast.

Matters not specified in this Proxy Statement.  The accompanying proxy requests authority to vote on other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters specifically described in this Proxy Statement, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares in the manner they believe to be the best interest of the Company. If we transact any incidental business at the Annual Meeting, the incidental business must receive the affirmative vote by holders of shares of our outstanding common stock representing a majority of the total combined voting power of the shares present or represented by proxy at the Annual Meeting.

Solicitation and revocation of proxies.  The execution and return of the enclosed proxy will not affect your right to attend the Annual Meeting and to vote in person. Even if you have given a proxy, you have the power to revoke it at any time before it is exercised. You may revoke the proxy prior to its exercise by:

•	delivering written notice of revocation to our corporate Secretary, at 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173;

•	executing a later-dated proxy; or

•	attending the Annual Meeting and voting in person.

Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but, if no specification is made, the shares represented by proxy will be voted as recommended by the Board of Directors.

Is my vote confidential?  As a matter of policy, we maintain proxies and voting tabulations that identify individual shareholders on a confidential basis. We make such documents available only to those who process the proxy cards, tabulate the vote, and serve as inspectors of election and certain of our employees responsible for the Annual Meeting. We do not disclose your vote except as may be necessary to meet legal requirements.

Who is paying the expenses of soliciting proxies for the Annual Meeting?  We will pay the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and the accompanying proxy. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees, or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock. We expect to solicit proxies primarily by mail, but our directors, officers, employees, and agents may also solicit proxies in person or by telephone or by other electronic means.

PROPOSAL I
ELECTION OF DIRECTORS

Our Board of Directors is currently composed of three (3) persons, all of which are being nominated for re-election to the Board of Directors. Additionally, the Board is nominating Mr. David Aduddell, Mr. Thomas Parrish and Mr. Jerry Whitlock for election to our Board of Directors The term of each director is one-year ending at the 2005 Annual Meeting or until he or she resigns or is succeeded by another qualified director who has been elected. The following is a list of the current members of our Board of Directors, including each member’s age, the year he or she became a director of the Company and his or her current position with the Company:

Name	Age	Director Since	Position
Timothy Aduddell	50	2002	Director; Chairman of the Board and President of Aduddell Roofing
Ron Carte	63	2002	Chairman of the Board, President and Chief Executive Officer
Debra G. Morehead	43	2002	Director; Chief Financial Officer, Treasurer and Secretary

The following presents a brief biographical description of each current member of the Board of Directors:

Timothy Aduddell

Timothy Aduddell is the founder and Chairman of Aduddell Roofing & Sheet Metal, Inc. (“Aduddell Roofing”), a nationwide commercial roofing contractor and was the sole owner of Aduddell Roofing until we acquired it in October 2002. On January 3, 2005, Mr. Aduddell became President of Aduddell Roofing. Prior to Mr. Aduddell resuming the role of President of Aduddell Roofing in 2005, he performed various sales and public relations services for Aduddell Roofing and served as its Chairman. Mr. Aduddell previously served as our Chairman from March 2002 to August 2002.

Ron Carte

Ron Carte became our director, President and Chief Executive Officer in March 2002 and became Chairman of the Board in August 2002. He has extensive experience in the banking industry. Mr. Carte was a founder and Chairman of Edmond Bank and Trust, Edmond, Oklahoma, from September 1999 to April 2002. From 1997 to 2002, he was President and CEO of Milestone Construction, a commercial general contractor. From 1993 to 1997, Mr. Carte was a Regional Vice President of Liberty Bank with supervisory responsibility over four branches in the Edmond, Oklahoma area. From 1982 to 1993, he was the President and CEO of First Oklahoma Bank and Trust, Oklahoma City, Oklahoma. He has also been very active in civic and community affairs having served as City Treasurer for the City of Edmond, and served as President of the Edmond Board of Education.

Debra G. Morehead

Debra G. Morehead has been a Director and Chief Financial Officer, Secretary and Treasurer since March 2002 and was previously a director of the Company from June 2000 to June 2001. She has been employed since 1998 as Chief Financial Officer of The Naylor Companies, a national firm engaged in commercial and residential construction, property development and real estate development. Before that time she was a partner in the Oklahoma City accounting firm of Olson and Potter. Ms. Morehead is a certified public accountant and holds a degree in accounting from the University of Central Oklahoma.

In addition to Messrs. Aduddell and Carte and Ms. Morehead, the Board of Directors nominates the following individuals for election to the Board of Directors of the Company:

Name	Age
David Aduddell	41
Thomas Parrish	55
Jerry Whitlock	53

The following presents a brief biographical description of each new nominee for our Board of Directors:

David Aduddell

David Aduddell has been the Manager of Oklahoma Development Group, LLC, a commercial construction company, since 2002. Since September 2004 he has been employed by us to assist in marketing and business development. From 1998-2002, Mr. David Aduddell worked in business development with The Naylor Companies. Mr. David Aduddell also served as a director with Interconnect Consolidation Group, which filed bankruptcy in December of 2000

Thomas Parrish

Mr. Parrish has been the President of Parrish Interests, a real estate and investment firm, since 1999. Prior to that, from 1985 to 1999, he was the President and Chief Executive Officer of Southwestern Bank & Trust Company and, from 1979 to 1985, he was the President of Exchange National Bank. Mr. Parrish has more than twenty years experience in commercial/consumer banking and real estate development industries. Mr. Parrish serves on the Board of Directors and the Audit Committee of Aquis Communications Group, Inc. and First National Bank of Oklahoma.

Jerry Whitlock

Mr. Whitlock is the Chairman and owner of Whitlock Packaging Corp. and has served in such capacities since 1980. He is also the Chairman and owner of Universal Promotion Services, LLC and serves on the Board of Directors of Strategic Food & Beverages, Inc.

Board Composition, Meetings and Committees.

The Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with the President and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

Our Board of Directors is currently composed of three directors, all of whom are employed by or affiliated with the Company. As is common with companies of our size and whose shares are traded on the Nasdaq OTC Bulletin Board, none of our directors are independent. Messrs. Parrish and Whitlock, if elected to our Board of Directors, qualify as “independent” directors as defined by Rule 4200(a)(15) of the NASD listing standards.

During 2004, our Board of Directors held four formal meetings. All three directors attended at least 75% of the formal meetings. The Board has established an Audit Committee that is comprised of all three members of our Board of Directors. The Board has not established any other committees including compensation or nominating committees. Because of the size of the Board and the lack of independent directors, we did not feel that it was economically feasible or necessary to form additional Board committees. If Messrs. David Aduddell, Parrish and Whitlock are elected to our Board of Directors, we will consider forming Compensation and Nominating/Corporate Governance Committees in 2005.

The Audit Committee.  The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit

Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries.

The Audit Committee met four times during 2004 and all persons who were members of the Audit Committee in 2004 were in attendance at each meeting. The Audit Committee is primarily concerned with the effectiveness of our financial audits by the independent auditors. Its duties include: (i) reviewing the independence of the independent auditor; (ii) recommending the selection of independent auditor; (iii) reviewing the scope of the audit to be conducted by the independent auditor, as well as the results of their audit; (iv) reviewing the organization and scope of the Company’s internal system of financial controls; (v) reviewing the Company’s financial reporting and the accounting standards and principles followed; and (vi) authorizing the fees for both audit and non-audit services provided by the independent auditor. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. This requirement may not be meaningful, however, until the Audit Committee is composed of independent directors. A copy of the Audit Committee Charter was included as an Appendix to our Proxy Statement for the 2004 Annual Meeting of the Shareholders.

Shareholder Recommendations.  The Board has not established a formal process for considering director recommendations from shareholders. The Board will, however, consider recommendations if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation would typically be submitted to our Secretary by the January 1st preceding the annual meeting.

Communications with the Board.  If Mr. Parrish is elected as a director, Shareholders may send communications to the Board (and to individual directors) through Mr. Parrish at 10900 Hefner Pointe, Oklahoma City, Oklahoma 73120 . He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.

Director Attendance at Annual Meeting.  We do not require our Board members to attend the Annual Meeting; however, Mr. Ron Carte is required to attend the Annual Meeting as our , Chairman, CEO and President. Last year all three of our directors attended our Annual Meeting.

Director Compensation.  In the past., because all of our directors were either officers of the Company or its subsidiaries, we did not compensate our directors for their service on the Board or the Audit Committee. We intend to compensate our non-employee directors in the future for their service on our Board of Directors and its committees. The amount of compensation has yet to be determined but such compensation will be comparable with other public companies of similar size in the region.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MS. DEBRA G. MOREHEAD AND MESSRS. DAVID ADUDDELL, TIMOTHY ADUDDELL, RON CARTE, THOMAS PARRISH AND JERRY WHITLOCK AS DIRECTORS.

Executive Officers

In addition to the executive officers who serve on the Board of Directors, Tim Crawford, age 50, served as Aduddell Roofing’s President at December 31, 2004. Mr. Crawford terminated his employment with Aduddell Roofing on January 1, 2005.

Beneficial Ownership of Directors, Officers and Certain Shareholders

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2005, by (i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table contained on pages 7-8 hereof, (iii) each person known or believed by the Company to own beneficially five percent or more of the common stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 18, 2005. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Beneficial Ownership
Timothy Aduddell (1) (2) (3) 4700 N.W. 23rd Street, Suite 112 Oklahoma City, OK 73127	56,769,321		72.1%
Fireball Investments, LLC (2) 4700 N.W. 23rd Street, Suite 112 Oklahoma City, OK 73127	11,345,434		23.2%
ODG, LLC (3) 2627 Classen Blvd Norman, OK 73071	3,700,000		7.6%
Ron Carte 14220 S. Meridian Ave Oklahoma City, OK 73173	84,000		*
Tim Crawford (4) 14220 S. Meridian Ave Oklahoma City, OK 73173	756,000	(5)	1.6%
Debra G. Morehead (6) 3514 E. Memorial Road Edmond, OK 73013	1,024,609		2.1%
David Aduddell 2627 Classen Blvd Norman, OK 73071	200,000		*
Thomas Parrish 10900 Hefner Pointe Drive Oklahoma City, OK 73120	0		N/A
Jerry Whitlock 6120 S. Yale, Suite 1250 Tulsa, OK 74136	76,000		*
All directors and named executive officers as a group (7 persons)	58,909,930		74.1%

*	Less than one percent.

(1)	Mr. Timothy Aduddell’s share totals include presently exercisable options covering 30,000,000 shares, exercisable at $.04 per share, which he acquired in our acquisition of Aduddell Roofing. See “Certain Transactions”.

(2)	Mr. Timothy Aduddell owns 100% of Fireball Investments, LLC and, as such, is deemed to have beneficial ownership of its shares. The shares owned by Fireball Investments, LLC are included in Timothy Aduddell’s total beneficial ownership in the table above

(3)	Mr. Timothy Aduddell owns 100% of ODG, LLC and, as such, is deemed to have beneficial ownership of its shares. The shares owned by ODG, LLC are included in Timothy Aduddell’s total beneficial ownership in the table above.

(4)	Mr. Crawford’s business address at December 31, 2004. Mr. Crawford terminated his employment with us on January 1, 2005 and we are unaware of another business address.

(5)	Indicates Mr. Crawford’s holdings when he terminated his employment with the Company on January 1, 2005. At the time of the termination of his employment, Mr. Crawford was vested in stock options to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share.

(6)	Ms. Morehead’s shares include presently exercisable options covering 200,000 shares, exercisable at $.08 per share, which she acquired in an equipment purchase transaction. See “Certain Transactions”. Ms. Morehead’s shares also include 7,935 shares owned through Maxim Management Corp., which is 100% owned by Ms. Morehead.

Executive Compensation

The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including the Chairman and President of Aduddell Roofing) whose total annual salary and bonus exceeded $100,000 (hereafter referred to as the “named executive officers”) for any of the fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options (2)
Ron Carte	2004	$125,000	—	—	—
Chairman, CEO	2003	$125,000	—	—	—
& President	2002	$96,385	—	$15,780	—

Timothy Aduddell (3)	2004	$210,413	—	—
Chairman of Aduddell	2003	$162,117	$49,044	—	—
Roofing	2002	$40,500	—	—	—

Tim Crawford (4)	2004	$162,117	—	—	—
Former President of	2003	$162,117		—	—
Aduddell Roofing	2002	$40,500		—	1,500,000	(5)

(1)	The named executive officers received various perquisites, which can include automobiles, auto insurance, club memberships and life insurance premiums. Other than as disclosed for Mr. Carte in the table above, the aggregate value of the perquisites did not exceed $50,000 or 10% of their respective annual salaries and bonuses.

(2)	Does not include options to purchase 30,000,000 shares of our common stock, exercisable at $.04 per share, which Mr. Timothy Aduddell acquired upon our acquisition of Aduddell Roofing.

(3)	The data for Mr. Aduddell reflects compensation received from Aduddell Roofing after our acquisition of Aduddell Roofing effective October 1, 2002.

(4)	Mr. Crawford terminated his employment with us on January 1, 2005.

(5)	At the time of the termination of his employment, Mr. Crawford was vested in stock options to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share. Upon his termination, the remaining unvested options to purchase 900,000 shares of our common stock were forfeited and are no longer outstanding.

Fiscal Year-End Option Values

The table below shows: (1) aggregate exercises of options to purchase our common stock by the named executive officers during 2004; (2) the value realized upon such exercises; and (3) the value of the remaining compensatory options held by the named executive officers at year-end (based on the $0.14 per share last sale price of our common stock on December 31, 2004, less the aggregate exercise price for such options, but before payment of the applicable taxes).

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004
Name			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Tim Crawford (1)	—	—	600,000	900,000	$24,000	$36,000

(1)	At the time of the termination of his employment, Mr. Crawford was vested in stock options to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share. Upon his termination, the remaining unvested options to purchase 900,000 shares of our common stock were forfeited and are no longer outstanding.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2004. We do not have any equity compensation plans as such. We have had individual compensation arrangements, which are set forth below.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options warrants and rights	Number of securities available for issuance under equity compensation plans (excluding first column amounts)
Equity compensation plans approved by security holders	–0–		n/a	–0–
Equity compensation plans not approved by security holders	3,200,000	(1)	$.05	–0–	(2)
Total	3,200,000		$.05	–0–

(1)	Composed of (i) 1,100,000 shares issued to Benchmark Global Capital Group, Inc. employees and professionals as compensation for investment banking services, which were registered on a Form S-8, (ii) 1,500,000 restricted shares issued to three individuals as a finders’ fee for locating Benchmark, and (iii) options covering 1,500,000 shares, exercisable at $.10 per share, were issued to Tim Crawford, subsequently options to purchase 900,000 shares were forfeited upon the termination of Mr. Crawford’s employment on January 1, 2005.

(2)	We have no plans or other arrangements under which shares have been reserved or allocated for future issuance.

Certain Relationships and Related Transactions

Acquisition of Aduddell Roofing & Sheet Metal, Inc.  Effective October 1, 2002, we acquired Aduddell Roofing through a split-off and merger transaction. Aduddell Roofing was owned by Timothy Aduddell, a director and majority shareholder. Mr. Aduddell received 10 million shares of common stock and options to purchase 30 million shares of common stock at $0.04 per share. Mr. Aduddell also retained certain non-operating assets, which had been in Aduddell Roofing. The transaction was recorded at $2,928,840, which represents the fair value of the acquired net assets of Aduddell Roofing. The Board of Directors (with Mr. Aduddell abstaining) was advised in the transaction by Benchmark Global Capital Group, Inc., which opined that the transactions were fair from a financial viewpoint to the shareholders of Zenex.

Purchase of Equipment from Company Owned by Director.  On July 3, 2002, we purchased $160,000 of telecommunications equipment and software upgrades from a company owned in part by Debra G. Morehead, a director and Chief Financial Officer. We committed to make minimum monthly payments of $2,500 and to repay the entire amount within one year. In addition, if we did not repay the entire amount by December 31, 2002, we agreed to issue 200,000 stock options for $0.08 per share, which we have done. The balance due at December 31, 2002, was $141,579 and included in accounts payable. At the time of the purchases, we believed that the equipment and software upgrades were critical to the maintenance of our telecommunication’s system and that no unaffiliated vendor would have offered comparable purchase terms with the deferred payment arrangement. When we consolidated certain outstanding indebtedness in 2003, we paid the outstanding balance of $105,000.

Loan to Affiliate.  Before our acquisition of Zenex Communications in 2000, Fireball Enterprises advanced working capital to Zenex Communications, which it converted to 7.4 million shares of Zenex common stock. Fireball had borrowed the funds it advanced to Zenex Communications from Aduddell Roofing. Aduddell Roofing’s loan to Fireball is due in February 2007 and bears interest at the Federal mid-term rate. It is secured by the Zenex common stock and personally guarantied by Timothy Aduddell. We acquired the loan when we acquired Aduddell Roofing. The terms of the loan have not been modified since it was made in 2000. As of December 31, 2004, the loan amount was $1,730,430. At the time of these transactions, Mr. Timothy Aduddell owned a portion of Fireball.

Loan to Former Officer.  Before our acquisition of Aduddell Roofing, it had advanced $210,467 to its President, Tim Crawford. The advances accrue interest at the Federal mid-term rate (effective annual rate of five percent in 2003). At December 31, 2004, the advances totaled $225,493. We have not changed the repayment terms since the acquisition.

Payments to Affiliate.  During 2004, we made payments of $936,159 to Oklahoma Development Group, LLC. Oklahoma Development Group was instrumental in securing the contracts and acted as the general contractor in connection with projects arising out of three of the four hurricanes that occurred in Florida in 2004, which resulted in revenues to Aduddell Roofing of approximately $11,000,000. Of the amounts paid to Oklahoma Development Group, a significant portion was passed through to subcontractors hired by Oklahoma Development Group. Without the assistance of Oklahoma Development Group, we would not have had the manpower to manage work resulting from four storms in such a short period of time. Mr. Timothy Aduddell owns 100% of Oklahoma Development Group and our nominee for the Board of Directors, David Aduddell, is the Manager of Oklahoma Development Group.

Office Lease.  Aduddell Roofing leases office and warehouse space from Aduddell Holdings, Inc., a corporation owned by Timothy Aduddell, a director and majority shareholder. The lease is on a year-to-year basis. The current term expires on September 30, 2005. The monthly lease payments are $16,250, which we believe are competitive with the cost of similarly situated and equipped facilities.

PROPOSAL II
RATIFICATION OF AUDITORS

Vote on the Independent Auditors

The Board of Directors has appointed Sutton Robinson Freeman & Co., P.C. (“Sutton Robinson”), independent certified public accountants, to audit our consolidated financial statements for the year ended December 31, 2005. Sutton Robinson audited the Company’s financial statements for the years ended December 31, 2004, 2003 and 2002, which are included in the Annual Report. Sutton Robinson has advised us that none of its members has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board’s appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from Sutton Robinson is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by our auditors, Sutton Robinson Freeman & Co., P.C., for the most two recent fiscal years consisted of the following:

	2004	2003
Audit fees	$41,873	24,984
Audit-related fees (1)	0	13,060
Tax fees (2)	23,500	4,718
All other fees	0	583

(1)	Audit-related fees were for services related to the performance of the audit of the Company’s financial statements, but not included in Audit fees above. These services related primarily to the review of statutory or regulatory filings and compliance advice.

(2)	Tax fees for 2003 related primarily to tax advice and planning related to our net operating loss carryforwards.

The rules of the Securities and Exchange Commission state that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved. During 2004 each new engagement was approved in advance by the Audit Committee except for a few instances regarding specific issues which made use of the de minimus exception to pre-approval contained in the Commission’s rules.

Following is a break-out of the percentage of fees that were pre-approved by the committee for the periods indicated:

	Fiscal Year 2004	Fiscal Year 2003
Audit fees	100%	100%
Audit-related fees	N/A	100%
Tax fees	100%	100%
All other fees	N/A	100%

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF SUTTON ROBINSON FREEMAN & CO., P.C. AS INDEPENDENT AUDITORS FOR ZENEX INTERNATIONAL, INC. FOR THE YEAR 2005.

OTHER INFORMATION ABOUT OUR AUDITORS

Report of the Audit Committee

Members.  After the change of control in March 2002, the directors named themselves to the Audit Committee as an interim measure. We believe Ms. Debra G. Morehead, who also serves as our Chief Financial Officer, qualifies as an “audit committee financial expert”, as defined under the SEC regulations. Neither the Board nor the Audit Committee presently have any independent directors. If elected to the Board, Messrs. Parrish and Whitlock would qualify as “independent” and “financially literate”, as defined under the Nasdaq listing standards and the Board intends to appoint Messrs. Parrish and Whitlock to the Audit Committee. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, such as our balance sheet, income statement and cash flow statement. Although we may apply for Nasdaq listing in the future, we are not presently quoted on the Nasdaq system and are not subject to its listing standards.

Functions.  The Board has approved a charter for the Audit Committee, a copy of which is attached as Appendix A to the Proxy Statement for the 2004 Annual Meeting (the “Charter”). The Charter describes the Audit Committee’s composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company’s financial staff. The Audit Committee’s responsibilities will include the prior review of the Company’s annual financial statements and substantiating the auditor’s independence and their accountability to the Board of Directors and the Audit Committee.

Actions Relating to the 2004 Financial Statements.  The Audit Committee has taken the following actions with respect to our audited financial statements as of and for the year ended December 31, 2004 (the “Financial Statements”):

•	The Audit Committee has reviewed and discussed the audited Financial Statements with the management;

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90 (Communication with Audit Committees and Audit Committee Communications, respectively);

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors’ independence; and

•	The Audit Committee has considered whether the non-audit services provided by Sutton Robinson are compatible with maintaining its independence as an auditor.

The Audit Committee has recommended that the Financial Statements be included in our annual report on Form10-KSB, based upon its review and discussions with the independent auditors.

Dated: April 30, 2005	The Audit Committee Mr. Ron Carte, Chairman Mr. Timothy Aduddell Ms. Debra G. Morehead

As permitted by SEC rules, the foregoing reporting is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-KSB.

OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Mr. Ron Carte filed a late Form 3 and a late Form 4 in 2005. Mr. Timothy Aduddell filed a late Form 5 in 2005 reporting several previously unreported transactions.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer, and Controller. A copy of the Code of Ethics is filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Shareholder Proposals for the Next Annual Meeting

The Board of Directors anticipates that next year’s annual meeting will be held during the second week of June 2006. Any proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by us not later than December 31, 2005, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. Any proposal that a shareholder wishes to have considered at the 2006 annual meeting may be properly presented at the meeting. However, unless we must receive written notice of such proposal not later than March 16, 2006, the individuals named as proxies for that annual meeting will vote on such matters in their discretion in the manner they believe to be in our best interest. Proposals that are not received by this date will be considered untimely. In addition, proposals must comply with our bylaws and the rules and regulations of the Securities and Exchange Commission. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No shareholder proposals were received for inclusion in this Proxy Statement.

Annual Report

We furnish to any Shareholder upon request and without charge our annual and quarterly reports as filed with the Securities and Exchange Commission. To request a copy of a report, write to Ms. Debra G. Morehead, Secretary, Zenex International, Inc., 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173. Shareholders requesting exhibits to a report will be provided the same upon payment of reproduction expenses. You may also obtain copies of our annual and quarterly reports over the Internet at the SEC’s website, www.sec.gov.

By Order of the Board of Directors

Debra G. Morehead
Secretary

April 30, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ron Carte and Tim Aduddell, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Zenex International, Inc., a Colorado corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 7, 2005, at 10:00 local time or at any adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

A ☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

		FOR ALL NOMINEES LISTED TO RIGHT	WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES:
1.	Election of Directors	☐	☐	David Aduddell Timothy Aduddell Ron Carte Debra G. Morehead Thomas Parrish Jerry Whitlock

INSTRUCTION: to withhold authority to vote for any nominee, write that nominee's name on the line provided below.

____

2. To ratify the appointment of Sutton Robinson Freeman & Co., P.C. as Independent Auditors for the Company for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF SUTTON ROBINSON FREEMAN & CO., P.C. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ______________________________

SIGNATURE ______________________________

DATED ______________________________**, 2005**

NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.

Zenex PC.DOC